Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Tesaro, Inc. is filed on behalf of each of the undersigned.

Date: July 12, 2012

INTERWEST PARTNERS X, L.P.

By:	InterWest Management Partners X, LLC
Its:	General Partner

By:	/s/ W. Stephen Holmes
W. STEPHEN HOLMES III
Managing Director

INTERWEST MANAGEMENT PARTNERS X, LLC

By:	/s/ W. Stephen Holmes
W. STEPHEN HOLMES III
Managing Director

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Harvey B. Cash

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Philip T. Gianos

/s/ W. Stephen Holmes
W. Stephen Holmes III

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Gilbert H. Kliman

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Arnold L. Oronsky

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Thomas L. Rosch

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Bruce A. Cleveland

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Christopher B. Ehrlich

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Nina Kjellson

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Khaled A. Nasr

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Douglas A. Pepper

/s/ Katie A. Passalacqua
Katie A. Passalacqua, Attorney-in-Fact for Keval Desai

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